UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2013

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-50209	04-3372948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2013, Boston Properties, Inc. (the “Company”), the sole general partner of Boston Properties Limited Partnership (the “Operating Partnership”), announced the appointment of Owen D. Thomas as the Company’s Chief Executive Officer to succeed Mortimer B. Zuckerman, effective April 2, 2013. Mr. Zuckerman will continue to serve as Executive Chairman of the Company for a transition period and thereafter will continue to serve as the Non-Executive Chairman of the Board of Directors (the “Board”) of the Company. In connection with the appointment of Mr. Thomas as the Chief Executive Officer, the Board approved an increase in the size of the Board from ten to eleven directors and appointed Mr. Thomas effective April 2, 2013 as a director of the Company to fill the vacancy. Mr. Thomas’ term as a director will run until the Company’s 2013 annual meeting of stockholders.

Mr. Thomas, 51, has served as Chairman of the Board of Directors of Lehman Brothers Holdings Inc. since March 2012. From 1987 until 2011, Mr. Thomas held various positions at Morgan Stanley, including Chief Executive Officer of Morgan Stanley Asia Ltd., President of Morgan Stanley Investment Management, Head of Morgan Stanley Real Estate and Managing Director. Mr. Thomas was also a member of Morgan Stanley’s Management Committee from 2005 to 2011. He is a Director of the University of Virginia Investment Management Company, a Trustee of the Urban Land Institute and the former Chairman of the Pension Real Estate Association. He received a B.A. in Mechanical Engineering from the University of Virginia and an M.B.A. from Harvard Business School.

Employment Agreement

The Company and Mr. Thomas entered into an Employment Agreement dated as of March 10, 2013. During the term of the employment agreement, Mr. Thomas will devote substantially all of his business time to the Company’s business and affairs, but will be allowed to continue certain outside positions. The initial term of the agreement is three years beginning on April 2, 2013 with automatic one-year renewals commencing on the third and fourth anniversary date unless written notice of termination is given at least 90 days prior to such date by either party. In the event of a “change in control,” the term of Mr. Thomas’ employment shall be automatically extended until 24 months following the date of the “change in control.” Apart from base salary, which is $750,000 per year, Mr. Thomas’ annual target bonus is 230% of his base salary, which will be pro-rated for any partial year of employment. With respect to the bonus payable for 2013, Mr. Thomas has elected to receive such bonus in the form of equity of the Company. The base salary is to be reviewed annually by the Company’s Compensation Committee and may be increased but not decreased at its discretion.

The Employment Agreement provides that Mr. Thomas will purchase shares of common stock of the Company at market value with an aggregate value of $1.0 million as promptly as practicable following April 2, 2013 consistent with the Company’s policies and applicable law. The Employment Agreement also provides for initial equity awards to be granted to Mr. Thomas on April 2, 2013 with an aggregate fair value of $4,500,000. The initial equity awards will consist of 55% in time-based full value shares (restricted stock or long term incentive plan units of the Operating Partnership, or LTIP units), 20% in the form of time-based stock options, and 25% in performance-based LTIP units. The time-based awards will vest in four equal annual installments on each of January 15, 2014, January 15, 2015, January 15, 2016, and January 15, 2017, subject to Mr. Thomas’ continued employment other than as described below. The performance-based LTIP units will be based on the Company’s total shareholder return over the performance period beginning February 5, 2013 and ending on February 4, 2016 and shall include an additional two-year time-based vesting after the end of the performance period other than as described below. Going forward, Mr. Thomas will be entitled to participate in the Company’s long-term incentive equity program and will be eligible to receive equity-based incentive compensation, to be determined in the discretion of the Company’s

Compensation Committee. Mr. Thomas is also entitled to participate in all employee benefit plans or programs of the Company generally available to its senior level executive employees as well as the use of a Company-owned or leased automobile.

Mr. Thomas’ employment with the Company is at-will and may be terminated by the Company with or without “cause” (as defined in the employment agreement) and may be terminated by Mr. Thomas with or without “good reason” (as defined in the employment agreement) upon prior written notice to the other party.

If the employment of Mr. Thomas is terminated by the Company “without cause” or by Mr. Thomas for “good reason” prior to a “change in control,” then Mr. Thomas will be entitled to a severance amount payable over a 24-month period equal to two times the sum of (x) his base salary plus (y) the amount of his cash bonus, if any, received or payable in respect of the immediately preceding year. Mr. Thomas is also entitled to a pro rata target bonus for the year of termination and full vesting of the initial equity awards with time-based vesting, an additional 24 months of vesting in his other time-based equity awards, acceleration of vesting of his performance-based awards to the extent provided in the relevant award agreements, and, subject to payment of premiums at the active employees’ rate, may also participate in the Company’s health plan for up to 24 months.

If Mr. Thomas’ employment with the Company ends upon the end of the initial three-year term or the first year of the extended term following a non-renewal by the Company, he is not entitled to receive any cash severance or benefits continuation, but he will receive accelerated vesting of his equity awards to the same extent as described above for a termination without “cause” or for “good reason.”

If the employment of Mr. Thomas is terminated by the Company “without cause” or by Mr. Thomas for “good reason” upon or within 24 months after a “change in control” of the Company, then Mr. Thomas will be entitled to his pro rata target cash bonus for the year of termination and a lump sum severance amount equal to three times the sum of (x) his base salary plus (y) the amount of his average annual cash bonus. Mr. Thomas will also be entitled to full vesting of his time-based equity awards, acceleration of vesting of his performance-based awards to the extent provided in the relevant award agreements, 36 months of financial counseling, tax preparation assistance and outplacement counseling, and, subject to payment of premiums at the active employees’ rate, may also participate in the Company’s health plan for up to 36 months. The employment agreement does not have any provision that will entitle Mr. Thomas to receive any tax gross-up payment from the Company.

The employment agreement prohibits Mr. Thomas, while he is an officer of the Company and for one year thereafter, from (1) engaging, directly or indirectly, in the acquisition, development, construction, operation, management, or leasing of any commercial real estate property of a type which is the subject of a significant portion of the Company’s business (measured as at least 10% of the Company’s revenues on a trailing 12-month basis) at the time of termination of his employment, (2) intentionally interfering with the Company’s relationships with its tenants, suppliers, contractors, lenders or employees or with any governmental agency, or (3) competing for, soliciting or diverting the Company’s tenants or employees, either for himself or any other business, person or entity. Pursuant to the employment agreement, however, Mr. Thomas may engage in certain “minority interest passive investments” (as defined in the employment agreement). In addition, the employment agreement provides that the non-competition provision shall not apply if Mr. Thomas’ employment is terminated following a change of control of the Company.

Indemnification Agreement

In connection with Mr. Thomas’ appointment as Chief Executive Officer and to the Board, the Company, the Operating Partnership and Mr. Thomas entered into an indemnification agreement in substantially the same form as the Company and the Operating Partnership have entered into with each of the Company’s existing officers and directors. The indemnification agreement requires, among other matters, that the Company and the Operating Partnership indemnify Mr. Thomas to the fullest extent permitted by law for all expenses and liabilities arising out of any proceeding involving Mr. Thomas by reason of his service as the Chief Executive Officer or as a member of the Board and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Transition Benefits Agreement

In connection with Mr. Thomas succeeding Mr. Zuckerman as Chief Executive Officer, the Company and Mr. Zuckerman entered into a transition benefits agreement (the “Transition Benefits Agreement”) to recognize his extraordinary services previously rendered, ensure a well-managed transition and encourage Mr. Zuckerman to remain with the Company as Non-Executive Chairman after he ceases to be an employee of the Company and as a consultant to the Company thereafter. Under the terms of the Transition Benefits Agreement, Mr. Zuckerman agreed to transition some of his current responsibilities to the new Chief Executive Officer and to resign as an employee of the Company no later than January 1, 2015. However, the parties anticipate that Mr. Zuckerman will remain as the Non-Executive Chairman of the Company (subject to nomination by the Board and election by the stockholders in accordance with the Company’s charter and bylaws and applicable law) and will continue to provide substantial services to the Company as a consultant after he ceases to be an employee, on economic terms to be established by the parties at that time.

If Mr. Zuckerman remains employed by the Company through July 1, 2014, he will be entitled to receive on January 1, 2015 a lump sum cash payment of $6,700,000 and an equity award with a targeted value of $11,062,500. The amount of the cash payment will be reduced by any severance payments that may be due Mr. Zuckerman under his Employment Agreement with the Company, or change in control payments under his Senior Executive Severance Agreement with the Company; provided, however, that to the extent that any such severance payment under either agreement consists in whole or in part of a pro rata bonus or other payment that relates to a period of time during which Mr. Zuckerman performed services for the Company prior to the termination of his employment, the cash payment will not be reduced by the amount of such pro rata bonus or other payment. Additionally, while Mr. Zuckerman remains as Chairman of the Company (whether Executive or Non-Executive), the Company will provide him with the same perquisites provided to him on March 10, 2013.

Under the terms of the Transition Benefits Agreement, the cash payment and equity award vest one-third on each of March 10, 2013, October 1, 2013 and July 1, 2014. If Mr. Zuckerman voluntarily terminates his employment for any reason before July 1, 2014, he will be entitled to receive only the vested percentage of the cash payment and the vested percentage of his equity award, which will be paid or awarded on January 1, 2015. If the Company terminates Mr. Zuckerman’s employment other than for “cause”, including for death or disability, prior to July 1, 2014, he will become fully vested in the cash payment and equity award which will be paid or awarded on January 1, 2015.

The Transition Benefit Agreement provides that, without regard to whether Mr. Zuckerman is entitled to any other supplemental benefits under such agreement, if he terminates his employment with the Company for any reason, voluntarily or involuntarily, after March 10, 2013, he will become fully vested in any outstanding equity awards with time-based vesting and become vested on a pro-rated basis in any outstanding equity awards with performance-based vesting subject to attainment of performance goals.

Amendment to Employment Agreement

In connection with entering into the Transition Benefits Agreement, the Company and Mr. Zuckerman entered into a third amendment (the “Third Amendment”) to the employment agreement between the Company and Mr. Zuckerman, which provides that the term of Mr. Zuckerman’s employment will run through July 1, 2014 unless further extended by mutual agreement.

The foregoing summaries of the Employment Agreement, Transition Benefits Agreement and Third Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of such documents, which are included as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.

The accounting impact of the Employment Agreement, Transition Benefits Agreement and Third Amendment was not included in the Company’s most recent earnings guidance included in its press release dated January 29, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Owen D. Thomas and Boston Properties, Inc. dated March 10, 2013 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on March 11, 2013.)

10.2	Transition Benefits Agreement by and between Mortimer B. Zuckerman and Boston Properties, Inc. dated March 10, 2013 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Boston Properties, Inc. filed on March 11, 2013.)

10.3	Third Amendment to Employment Agreement by and between Mortimer B. Zuckerman and Boston Properties, Inc. dated March 10, 2013 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Boston Properties, Inc. filed on March 11, 2013.)

99.1	Press Release dated March 11, 2013 (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on March 11, 2013.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: Boston Properties, Inc., its General Partner

Date: March 11, 2013	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Owen D. Thomas and Boston Properties, Inc. dated March 10, 2013 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on March 11, 2013.)

10.2	Transition Benefits Agreement by and between Mortimer B. Zuckerman and Boston Properties, Inc. dated March 10, 2013 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Boston Properties, Inc. filed on March 11, 2013.)

10.3	Third Amendment to Employment Agreement by and between Mortimer B. Zuckerman and Boston Properties, Inc. dated March 10, 2013 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Boston Properties, Inc. filed on March 11, 2013.)

99.1	Press Release dated March 11, 2013 (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on March 11, 2013.)